Exhibit 23(b) Consent of Samuel
                                          Klein and Company, CPA's

                   Samuel Klein and Company, CPAs
                    550 Broad Street, 11th floor
                      Newark, New Jersey 07102


                                        December 9, 2002


To the Board of Directors of TGFIN Holdings, Inc.
39 Broadway, Suite 740
New York, New York 10006

     We consent to the use of our report dated April 10, 2002 for the years ended December 31, 2001 and 2000 filed in the Revised Definitive Proxy Statement filed July 30, 2002 and in Form 8-K/A dated September 12, 2002 and incorporated herein by reference and to the use of our name under the caption "Experts" in any prospectus forming a part of the Registration Statement.



SAMUEL KLEIN AND COMPANY, CPA'S

Newark, New Jersey
December 9, 2002